UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

NOBLE CORPORATION
 (Exact name of registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The 2010 annual general meeting of the shareholders of Noble Corporation, a Swiss corporation (the “Company”) was held on April 30, 2010. Matters voted on at the annual general meeting and the results thereof were as follows:

(1)	Proposal 1: Election of directors. The following individuals were elected to the Company’s Board of Directors:

	For	Withhold
Michael A. Cawley	171,520,972	5,512,283
Gordon T. Hall	174,379,440	2,653,815
Jack E. Little	174,840,450	2,192,805

(2)	Proposal 2: The proposal to extend of Board’s authority to issue authorized share capital until April 29, 2012 was not approved.

For	Against	Abstain
101,501,251	75,263,968	268,036

(3)	Proposal 3: The proposal to approve a regular return of capital in the form of a par value reduction in an amount equal to Swiss francs 0.52 per share was approved.

For	Against	Abstain
176,483,081	261,282	288,892

(4)	Proposal 4: The proposal to approve a special return of capital in the form of a par value reduction in an amount equal to Swiss francs 0.56 per share was approved.

For	Against	Abstain
176,463,364	273,055	296,836

(5)	Proposal 5: The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2010 and elect PricewaterhouseCoopers AG as statutory auditor was approved.

For	Against	Abstain
172,067,199	4,763,781	202,275

(6)	Proposal 6: The proposal to approve the 2009 Annual Report, the consolidated financial statements of the Company for fiscal year 2009 and the statutory financial statements of the Company for extended fiscal year 2009 was approved.

For	Against	Abstain
176,533,613	142,963	356,679

(7)	Proposal 7: The proposal to discharge the members of the Board of Directors and the executive officers for extended fiscal year 2009 was approved.

For	Against	Abstain
168,528,324	5,381,999	1,380,846

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Noble Corporation

Date: May 6, 2010	By: /s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer